As filed with the Securities and Exchange Commission on April 24, 1998

                                         Registration Statement No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                       Electronic Data Systems Corporation
             (Exact name of registrant as specified in its charter)

               Delaware                             75-2548221
      (State or other jurisdiction of            (I.R.S. Employer
       incorporation or organization)           Identification No.)

                                5400 Legacy Drive
                             Plano, Texas 75024-3105
                                 (972) 604-6000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                           --------------------------

                          D. Gilbert Friedlander, Esq.
                      Electronic Data Systems Corporation
                               5400 Legacy Drive
                            Plano, Texas 75024-3105
                                 (972) 604-6000
                           (Name, address, including
                                  zip code and
                               telephone number,
                                 including area
                               code, of agent for
                                    service)

                           --------------------------

                                   Copies to:

           James E. O'Bannon, Esq.            Storrow M. Gordon, Esq.
         Jones, Day, Reavis & Pogue     Electronic Data Systems Corporation
          2300 Trammell Crow Center              5400 Legacy Drive
             2001 Ross Avenue                   Plano, TX 75024-3199
           Dallas, TX 75201-2958

                           --------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]




                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                       Proposed Maximum     Proposed Maximum
  Title of Each Class of           Amount to            Offering Price         Aggregate               Amount of
Securities to be Registered     be Registered (2)        Per Share (3)      Offering Price (3)    Registration Fee (2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share (1)             29,500,000 shares           $41.00           $1,209,500,000          $356,802.50

===========================================================================================================================

(1) There are also being registered hereunder an equal number of Series A Junior Participating Preferred Stock purchase rights, which are currently attached to and transferable only with the shares of Common Stock registered hereby.
(2) In accordance with Rule 429(a), the Prospectus included in this Registration Statement also relates to 11,500,000 shares of Common Stock covered by the Registrant's Registration Statement on Form S-3 (File No. 333-06655). Such shares are being carried forward from such earlier Registration Statement in accordance with Rule 429(b). A filing fee of $213,892.07 associated with such shares was previously paid with such earlier Registration Statement.
(3) Estimated in accordance with Rule 457(c) solely for the purpose of determining the registration fee, on the basis of the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on April 24, 1998 for Common Stock of Electronic Data Systems Corporation.

                           --------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                      SUBJECT TO COMPLETION, APRIL 24, 1998

PROSPECTUS


                          [GRAPHIC OMITTED - EDS LOGO]







                                40,000,000 Shares
                       Electronic Data Systems Corporation
                                  Common Stock

     The 40,000,000 shares (the "Shares") of Common Stock, par value $0.01 per share ("Common Stock"), of Electronic Data Systems Corporation, a Delaware corporation (together with its subsidiaries and predecessors, "EDS"), offered hereby may be offered for sale from time to time by and for the account of the General Motors Special Hourly Employees Pension Trust (together with any sub-trusts thereunder, the "Hourly Plan Special Trust" or the "Selling Stockholder") under the General Motors Hourly-Rate Employees Pension Plan (the "Hourly Plan"). See "Selling Stockholder."

     EDS will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. EDS will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act of 1933, as amended (the "Securities Act"), certain legal and accounting fees and any printing fees. The Selling Stockholder will bear all other expenses in connection with this offering, including any underwriting discounts and commissions, brokerage fees and the fees and disbursements of counsel representing the Selling Stockholder. See "Selling Stockholder" and "Plan of Distribution."

     The Common Stock is listed in the United States on the New York Stock Exchange (the "NYSE") under the symbol "EDS." The last reported sale price of the Common Stock on the NYSE on April 24, 1998 was $40.9375 per share.

     United States Trust Company of New York is the trustee for the Hourly Plan Special Trust and U.S. Trust Company of California, N.A., an affiliate of United States Trust Company of New York, is the trustee for a sub-trust under the Hourly Plan Special Trust (together, the "Hourly Plan Trustee").

     The Selling Stockholder from time to time may offer and sell Shares (i) to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (ii) in block transactions in which the broker or dealer engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) to a broker or dealer as principal, which may resell Shares for its own account, and (iv) through "brokers' transactions" (within the meaning of Section 4(4) of the Securities Act ). To the extent required, the names of any underwriter, broker or dealer and applicable commissions or discounts and any other required information with respect to any particular transaction will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in any Prospectus Supplement delivered herewith. The Selling Stockholder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made in the manner set forth above.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.




                 THE DATE OF THIS PROSPECTUS IS _________, 1998

                              AVAILABLE INFORMATION

     EDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by EDS with the Commission can be inspected, and copies may be obtained, at the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549, at prescribed rates, as well as at the following Regional Offices of the Commission: Seven World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports, proxy statements and other information may also be obtained from the web site that the Commission maintains at http://www.sec.gov. Reports, proxy statements and other information concerning EDS can also be inspected at the offices of the New York Stock Exchange, Inc. (the "NYSE"), 20 Broad Street, New York, New York 10005, where the Common Stock is listed.

     Reports, proxy statements, and other information concerning EDS can also be obtained electronically through a variety of databases, including, among others, the Commission's Electronic Data Gathering, Analysis And Retrieval ("EDGAR") System.

     EDS has filed with the Commission a Registration Statement on Form S-3 (as amended and including exhibits, the "Registration Statement") under the Securities Act covering the resale of the shares of Common Stock offered hereby. Pursuant to the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. Such information can be inspected at and obtained from the Commission and the NYSE in the manner set forth above. For further information pertaining to EDS and the Common Stock, reference is hereby made to the Registration Statement. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents or, where so stated, portions thereof, which have been filed by EDS with the Commission, are incorporated herein by reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997; and

         2. The section entitled "Description of Registrant's Securities to be Registered" contained in the Registration Statement on Form 8-A dated May 29, 1996.

     In addition, all documents filed by EDS with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     EDS will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents not specifically described above. Requests for such documents should be directed to Electronic Data Systems Corporation, Investor Relations, Mail Stop H1-2D-05, 5400 Legacy Drive, Plano, Texas, 75024-3199 (Telephone Number:
(972) 604-6000).

                                   THE COMPANY

         EDS is a professional services firm that applies consulting, information and technical expertise to enhance clients' business performance. EDS offers its clients a portfolio of related services worldwide within the broad categories of systems and technology services, business process management, management consulting and electronic business. EDS provides clients access to a wide range of value-added offerings within each of the four categories. Services include the management of computers, networks, information systems, information processing facilities, business operations and related personnel. The following is a description of EDS' principal service offerings:

         Systems and Technology Services. EDS' traditional outsourcing business encompasses systems development, systems integration and systems management. Also included in this area are desktop services, Year 2000 conversions and enterprise software solutions.

         Business Process Management. EDS may manage an entire business function within the client's enterprise, including such activities as remittance processing, procurement logistics, enterprise customer management, customer service and training, as well as information technology operations.

         Management Consulting. A.T. Kearney, an EDS subsidiary, provides clients with high value-added strategy, operations and information technology capabilities combined with implementation skills that improve overall business performance and competitive positioning. Services in this area focus on strategic consulting, including customer equity management, new market entry and shareholder value creation; operations consulting, encompassing strategic sourcing, supply chain management and manufacturing; and technology consulting, including systems planning, new technology applications and advanced applications.

         Electronic Markets. EDS' offerings in this area include interactive marketing and payment services, internet and online services and advertising, electronic commerce, EDI (electronic data interchange), smart cards, multimedia and home shopping, and the design, development, implementation and operation of internet websites, corporate intranets and extranets.

         As of December 31, 1997, EDS employed approximately 110,000 persons and served clients in the United States and 43 other countries.

         EDS is incorporated under the laws of the State of Delaware. EDS' principal executive offices are located at 5400 Legacy Drive, Plano, Texas 75024, telephone number: (972) 604-6000.


                                 USE OF PROCEEDS

     EDS will not receive any of the proceeds of the sale of any of the Shares offered hereby. All of such proceeds will be for the account of the Selling Stockholder and for the benefit of participants in the Hourly Plan.

                           BACKGROUND OF THE OFFERING

     On March 13, 1995, General Motors Corporation ("GM") contributed approximately 173 million shares of Class E Common Stock of GM (the "Class E Common Stock") to the Hourly Plan. Such shares, together with an approximately
16.9 million additional shares of Class E Common Stock then held by the Hourly Plan, became subject to the restrictions on transfer in and other terms of the Registration Rights Agreement dated March 12, 1995 between GM and United States Trust Company of New York, as Trustee of the Hourly Plan Special Trust (including the exhibits thereto, the "Registration Rights Agreement"). Pursuant to the split-off of EDS from GM on June 7, 1996 (the "Split-Off"), each share of Class E Common Stock was converted into one share of Common Stock. At the time of the Split-Off, EDS succeeded to all of the rights and obligations of GM under the Registration Rights Agreement (with the exception of certain indemnification provisions relating to prior offerings under the Registration Rights Agreement) and all of the provisions of the Registration Rights Agreement applicable to the Class E Common Stock held by the GM Hourly Plan Special Trust became applicable to the Common Stock into which such Class E Common Stock was converted. Since March 1995, the Hourly Plan Special Trust has sold, in the aggregate, 63,550,000 shares of Common Stock in underwritten public offerings (including 40,550,000 shares of Class E Common Stock sold in an underwritten public offering prior to the Split-Off).

     Under the Registration Rights Agreement, the Hourly Plan Special Trust may only transfer such shares of Common Stock in certain types of transactions and under certain circumstances, including "demand transfers" (which are defined under the Registration Rights Agreement to include public offerings and negotiated transactions, whether registered or not) and certain transfers to employee benefit plans maintained by EDS and its subsidiaries. The Registration Rights Agreement provides that any underwritten public offering to be effected thereunder by the Hourly Plan Special Trust must be reasonably designed to achieve a broad public distribution of the securities being offered. Subject to certain limitations, EDS may postpone the filing or effectiveness of any registration statement requested by the Hourly Plan Special Trust or the making of any demand transfer at any time EDS determines that such action would interfere with any proposal or plan by EDS to engage in any material acquisition, merger, tender offer, securities offering or other material transaction or would require EDS to make a public disclosure of previously non-public material information. The Registration Rights Agreement prohibits the Hourly Plan Special Trust from making a negotiated transfer (i) of more than 2% of the shares of Common Stock then outstanding to any person and (ii) to any person who is then required to file or has filed a Schedule 13D under the Exchange Act with respect to the Common Stock. The Hourly Plan Special Trust is permitted two demand transfers in any twelve-month period. Restrictions on the Hourly Plan Special Trust's transfer of shares of Common Stock under the Registration Rights Agreement will terminate when the Hourly Plan Special Trust owns less than 2% of the shares of Common Stock then outstanding. The Registration Rights Agreement also imposes certain restrictions on the ability of the Hourly Plan Special Trust to tender its shares of Common Stock in a third-party tender offer until such Trust owns 7.5% or less of the Common Stock on a fully diluted basis (after which time it may freely tender into any tender offer for Common Stock).

     Pursuant to the Registration Rights Agreement, the Hourly Plan Special Trust has the right to require that EDS file a registration statement which would permit sales of shares of Common Stock from time to time pursuant to Rule 415 under the Securities Act on or after March 12, 1999, the fourth anniversary of the date of the contribution of the Class E Common Stock to the Hourly Plan. Pursuant to an agreement between EDS and United States Trust Company, as Trustee of the Hourly Plan Special Trust, EDS and the Hourly Plan Special Trust agreed to file this Registration Statement pursuant to the terms and conditions of the Registration Rights Agreement.

                               SELLING STOCKHOLDER

     The Hourly Plan Special Trust is the owner of all of the Shares offered hereby. The Investment Funds Committee of GM's Board of Directors is the named fiduciary of the Hourly Plan pursuant to the provisions of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), and a portion of the assets of the Hourly Plan (not including the shares of Common Stock owned by the Hourly Plan Special Trust) is subject to management by or under the supervision of General Motors Investment Management Corporation, a wholly-owned subsidiary of GM.

     Prior to GM's contribution of approximately 173 million shares of Class E Common Stock to the Hourly Plan Special Trust as described under "Background of the Offering," the Hourly Plan Trustee was appointed to have ongoing responsibility, as a fiduciary within the meaning of ERISA, to manage the shares of Class E Common Stock owned by the Hourly Plan Special Trust. The Hourly Plan Trustee retained Wasserstein Perella & Co., Inc. (the "Financial Advisor") to serve as its investment advisor regarding the management and disposition of such shares of Class E Common Stock, and as of the date of this Prospectus, the Financial Advisor continues to serve in such capacity after the Split-Off with respect to the Common Stock.

     The Hourly Plan Trustee has responsibility to manage prudently the shares of Common Stock held by the Hourly Plan Special Trust in a manner consistent with maximizing the value of its investment in Common Stock and in accordance with its determination of the extent to which it may prudently continue to hold such shares consistent with the diversification and related fiduciary requirements of ERISA. In accordance with the foregoing and in a manner consistent with the limitations and terms of the Registration Rights Agreement, the Hourly Plan Trustee has the authority and discretion to cause the Hourly Plan Trust to hold such shares or sell all or any portion thereof from time to time as it may deem appropriate, and to direct the voting of and the exercise of all other rights relating to such shares. The Hourly Plan Trustee intends to manage the disposition of such shares in a manner consistent with maintaining an orderly market for the Common Stock. The compensation of the Hourly Plan Trustee and the Financial Advisor is not contingent in any way on the sale or continued holding of shares of Common Stock by the Hourly Plan Special Trust.

     On April 24, 1998, the Hourly Plan Special Trust beneficially owned approximately 126.5 million shares of Common Stock, representing approximately 25.7% of the Common Stock outstanding.


                              PLAN OF DISTRIBUTION

         The Selling Stockholder may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE or any other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, through negotiated transactions or otherwise. The Shares will be sold at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices. Subject to the terms of the Registration Rights Agreement, the Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of Shares may involve (i) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (ii) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (iii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account and (iv) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholder and any broker or dealer that participates in the distribution of Shares positioned by a broker or dealer may be deemed to be an underwriter within the meaning of the Securities Act, in which event brokerage commissions or discounts may be deemed to be underwriting discounts and commissions under the Securities Act. Upon EDS being notified by the Selling Stockholder that a material arrangement has been entered into with an underwriter, broker or dealer for the sale of the Shares, a Prospectus Supplement will be filed, if required, pursuant to Rule 424(c) under the Exchange Act disclosing the number of Shares being offered and the terms of the offering, including the name of each underwriter, broker or dealer, any discounts, commissions and other items constituting compensation to underwriters, brokers or dealers, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers, and any other facts material to the transaction. As of the date of this Prospectus, there are no selling arrangements between the Selling Stockholder and any underwriter, broker or dealer.

         EDS will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. EDS will bear the costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, certain legal and accounting fees and any printing fees. The Selling Stockholder will bear all other expenses in connection with this offering, including any underwriting discounts and commissions, brokerage fees and the fees and disbursements of counsel representing the Selling Stockholder.

         Pursuant to the terms of the Registration Rights Agreement, EDS and the Selling Stockholder have agreed to indemnify each other and certain other related parties for certain liabilities in connection with the registration of the Shares.


                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for EDS by D. Gilbert Friedlander, General Counsel of EDS. Mr. Friedlander is the beneficial owner of shares of Common Stock.


                                     EXPERTS

     The consolidated financial statements and financial statement schedule of EDS as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997 included in EDS' Annual Report on Form 10-K for the fiscal year ended December 31, 1997 incorporated herein by reference have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their reports appearing therein, and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

No  dealer,  salesperson  or  other  person  has  been  authorized  to give  any information or to make any representations other than those contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by EDS or the Selling Stockholder. This Prospectus shall not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information set forth in this Prospectus is correct as of any time subsequent to the date hereof.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

                                                         Page
                                                         ----
                                    Prospectus

       Available Information............................    2
       Incorporation of Certain Documents by Reference..    2
       The Company .....................................    3
       Use of Proceeds..................................    3
       Background of Offering...........................    4
       Selling Stockholder..............................    5
       Plan of Distribution.............................    5
       Legal Matters....................................    6
       Experts..........................................    6

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                40,000,000 Shares



                                 Electronic Data
                               Systems Corporation

                                  Common Stock



                          [GRAPHIC OMITTED - EDS LOGO]


                               -------------------

                               P R O S P E C T U S

                               -------------------








                                 _________, 1998




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

     The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by EDS.

      Securities and Exchange Commission registration fee......... $356,802.50
      Accounting fees and expenses................................    3,000.00
      Blue Sky fees and expenses..................................    3,000.00
      Counsel fees................................................    5,000.00
      Miscellaneous...............................................    5,000.00
                                                                    ----------
         Total.................................................... $372,802.50
                                                                    ----------

     All of the above items, except for the registration fee, are estimates. The Selling Stockholder will not bear any of the expenses set forth above.

Item 15.   Indemnification of Directors and Officers.

  Delaware General Corporation Law

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 145(a) and
(b). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his capacity as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

  Restated Certificate of Incorporation

     Article Seventh of the Restated Certificate of Incorporation of EDS provides that no director of EDS shall be personally liable to EDS or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Seventh does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to EDS or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of EDS, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Furthermore, any repeal or modification of Article Seventh of the Restated Certificate of Incorporation by the stockholders of EDS shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of EDS existing at the time of such repeal or modification.

  Bylaws

     Article VI of the Amended and Restated Bylaws of EDS provides that each person who at any time shall serve or shall have served as a director, officer, employee or agent of EDS, or any person who, while a director, officer, employee or agent of EDS, is or was serving at the written request of EDS (in accordance with written procedures adopted from time to time by the Board of Directors of
EDS) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from EDS as, and to the fullest extent, permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended.

  Indemnification Agreements

     EDS has entered into Indemnification Agreements (the "Indemnification Agreements") with its directors and certain of its officers (the "Indemnitees"). Under the terms of the Indemnification Agreements, EDS has generally agreed to indemnify, and advance expenses to, each Indemnitee to the fullest extent permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit. In addition, the Indemnification Agreements contain specific provisions pursuant to which EDS has agreed to indemnify each Indemnitee (i) if such person is, by reason of his or her status as a director, nominee for director, officer, agent or fiduciary of EDS or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at the request of EDS (any such status being hereinafter referred to as a "Corporate Status"), made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation or other proceeding (each, a "Proceeding"), other than a Proceeding by or in the right of EDS, (ii) if such person is, by reason of his or her Corporate Status, made or threatened to be made a party to any Proceeding brought by or in the right of EDS to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Indemnitee shall have been adjudged to be liable to EDS if applicable law prohibits such indemnification (unless and only to the extent that a court shall otherwise determine), (iii) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with any Proceeding to which such Indemnitee was or is a party by reason of his or her Corporate Status and in which such Indemnitee is successful, on the merits or otherwise, (iv) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Proceeding to the extent that such Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise participates in any Proceeding at a time when such person is not a party in the Proceeding and (v) against expenses actually and reasonably incurred by such person in any judicial adjudication of or any award in arbitration to enforce his or her rights under the Indemnification Agreements.

     Furthermore, under the terms of the Indemnification Agreements, EDS has agreed to pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding, whether brought by or in the right of EDS or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by EDS of a written request from such Indemnitee for such payment. In the Indemnification Agreements, each Indemnitee has agreed that he or she will reimburse and repay EDS for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by EDS against such expenses.

     The Indemnification Agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether an Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "Change in Control" (as defined in the Indemnification Agreements) of EDS.

  Insurance

     EDS has obtained and intends to maintain in effect directors' and officers' liability insurance policies providing customary coverage for its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of EDS.

     The above discussion of EDS' Restated Certificate of Incorporation and Bylaws, the Indemnification Agreements and Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statute.

Item 16.   Exhibits.

     The following documents are exhibits to the Registration Statement.


                Exhibit
                Number                    Description of Document
                -------                   -----------------------

                 4(a) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

                 4(b) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through June 7, 1996 - incor-porated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

                 4(c) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent
                         - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Regis-trant (File No. 333-02543).

                  5      Opinion of D. Gilbert Friedlander

                10(j) Agreement dated April 24, 1998 between EDS and United States Trust Company of New York, as Trustee of the General Motors Hourly-Rate Employees Pension Plan

                23(a)    Consent of KPMG Peat Marwick LLP, independent auditors

                23(b) Consent of D. Gilbert Friedlander (included in Exhibit 5 to this Registration Statement)

                 24 Powers of Attorney (included on signature page to this Registration Statement)


Item 17.   Undertakings.

     The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or nay material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 24th day of April, 1998.

                                       Electronic Data Systems Corporation



                                       By:  /s/ LESTER M. ALBERTHAL, JR.
                                            -------------------------------
                                               Lester M. Alberthal, Jr.
                                              Chairman of the Board and
                                               Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lester M. Alberthal, Jr., Gary J. Fernandes and Jeffrey M. Heller, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including pre- or post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 24, 1998 in the capacities indicated.


             Signature                                   Title
             ---------                                   -----


    /s/ LESTER M. ALBERTHAL, JR.        Chairman of the Board, Chief Executive
    -------------------------------        Officer and Director (Principal
    Lester M. Alberthal, Jr.                      Executive Officer)


    /s/ GARY J. FERNANDES               Vice Chairman and Director (Principal
    -------------------------------               Financial Officer)
    Gary J. Fernandes


    /s/ JEFFREY M. HELLER               President, Chief Operating Officer and
    -------------------------------                    Director
    Jeffrey M. Heller


    /s/ H. PAULETT EBERHART             Vice President and Controller (Principal
    -------------------------------                Accounting Officer)
    H. Paulett Eberhart

             Signature                                   Title
             ---------                                   -----


    /s/ JAMES A. BAKER, III                              Director
    -------------------------------
    James A. Baker, III


    /s/ RICHARD B. CHENEY                                Director
    -------------------------------
    Richard B. Cheney


    /s/ RAY J. GROVES                                    Director
    -------------------------------
    Ray J. Groves


    /s/ RAY L. HUNT                                      Director
    -------------------------------
    Ray L. Hunt


    /s/ C. ROBERT KIDDER                                 Director
    -------------------------------
    C. Robert Kidder


    /s/ JUDITH RODIN                                     Director
    -------------------------------
    Judith Rodin


    /s/ ENRIQUE J. SOSA                                  Director
    -------------------------------
    Enrique J. Sosa


    /s/ WILLIAM H. GRAY, III                             Director
    -------------------------------
    William H. Gray, III

                                INDEX TO EXHIBITS

               Exhibit
               Number                     Description
               -------                    -----------

                 4(a) Restated Certificate of Incorporation of Electronic Data Systems Corporation, as amended through June 7, 1996 - incorporated herein by reference to Exhibit 3(a) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

                 4(b) Amended and Restated Bylaws of Electronic Data Systems Corporation, as amended through June 7, 1996 - incor-porated herein by reference to Exhibit 3(b) to the Current Report on Form 8-K of the Registrant dated June 7, 1996.

                 4(c) Rights Agreement dated as of March 12, 1996 between the Registrant and The Bank of New York, as Rights Agent
                         - incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-4 of the Regis-trant (File No. 333-02543).

                  5      Opinion of D. Gilbert Friedlander

                10(j) Agreement dated April 24, 1998 between EDS and United States Trust Company of New York, as Trustee of the General Motors Hourly-Rate Employees Pension Plan

                23(a)    Consent of KPMG Peat Marwick LLP, independent auditors

                23(b) Consent of D. Gilbert Friedlander (included in Exhibit 5 to this Registration Statement)

                 24 Powers of Attorney (included on signature page to this Registration Statement)